EXHIBIT 10.7

[Amended Form of Right of First Review Agreement for GSC Group, Inc.]

, 2007

GSC Acquisition Company
500 Campus Drive, Suite 220
Florham Park, New Jersey 07932

Re:   Initial Public Offering of GSC Acquisition Company

Ladies and Gentlemen:

This letter is being delivered to you in accordance with the Underwriting Agreement (the “Underwriting Agreement”) entered into by and between GSC Acquisition Company, a Delaware corporation (the “Company”), and Citigroup Global Markets Inc., as representative of the underwriters named in Schedule I thereto (the “Underwriters”), relating to an underwritten initial public offering (the “IPO”) of the Company’s units (the “Units”), each composed of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one warrant, which is exercisable for one share of Common Stock (the “Warrants”).  Certain capitalized terms used herein are defined in paragraph 5 hereof.

In order to induce the Company and the Underwriters to enter into the Underwriting Agreement and to proceed with the IPO and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees with the Company as follows:

1.           The undersigned agrees that from the effective date of the Registration Statement until the earlier of (i) the consummation of the Initial Business Combination or (ii) [        ], 2009 [24 months from the effective date of the Registration Statement], the Company shall have the right of first review (the “Right of First Review”) with respect to business combination opportunities of GSC Group with an enterprise value of $150 million or more that GSC Group first becomes aware of after the effective date of the Registration Statement.  The undersigned will first offer, and will cause each other business entity within the GSC Group to first offer (subject to any fiduciary obligations members of management or members of the board of directors of such other entities may have), any such business opportunity to the Company and the undersigned will not, and will cause each other business entity within the GSC Group and each fund and other investment vehicle managed by GSC Group not to, pursue such business opportunity unless and until the Company’s board of directors has determined for any reason that the Company will not pursue such opportunity.  Notwithstanding the foregoing, the Right of First Review shall not include, and neither the undersigned nor any other business entity within GSC Group shall be required to first offer to the Company:

•	any investment opportunities in respect of companies in bankruptcy, or financially or operationally distressed companies,

•	companies targeted for acquisition by any company in which an investment vehicle managed by GSC Group has an equity investment, and

•	any entity in which any of the Company’s officers or directors or GSC Group or its affiliates has a financial interest.

2.           (a)           Neither the undersigned nor any affiliate of the undersigned will be entitled to receive, and no such person will accept, any finder’s fee, reimbursement or cash payment from the Company for services rendered to the Company prior to or in connection with the consummation of an Initial Business Combination, other than (subject to the following sentence) (i) repayment of advances of up to $700,000 made to the Company by GSCP (NJ) Holdings, L.P., to cover offering-related and organizational expenses; (ii) a payment of an aggregate of $975,000 per month to GSCP (NJ) Holdings, L.P., for office space, secretarial and administrative services; and (iii) reimbursement for any out-of-pocket expenses related to the IPO and identifying, investigating and consummating an Initial Business Combination.  The undersigned acknowledges that the Company’s Audit Committee (or the Company’s Board of Directors in the case of a director who is a member of the Company’s Audit Committee) will review and approve all payments made to the undersigned, the Company’s officers and directors and the Company’s or their affiliates, other than the $7,500 per month payment described in the immediately preceding sentence.

(b)           Neither the undersigned nor any affiliate of the undersigned will accept a finder’s fee, consulting fee or any other compensation or fees from any person or other entity in connection with an Initial Business Combination, other than compensation or fees that may be received for any services provided following such Initial Business Combination.

3.           The undersigned agrees that it will not, and will cause each other business entity that is part of GSC Group not to, become affiliated with any other blank check company until the earlier of (i) the Initial Business Combination and (ii) the Company’s liquidation.

The undersigned hereby agrees and acknowledges that (i) each of the Underwriters and the Company would be irreparably injured in the event of a breach by the undersigned of any of his or her obligations under this paragraph 3, (ii) monetary damages would not be an adequate remedy for any such breach, and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy such party may have, in the event of such breach.

4.           The undersigned has full right and power, without violating any agreement by which it is bound, to enter into this letter agreement.

5.           As used herein, (i) “GSC Group” shall mean the undersigned and the other business entities that collectively do business under the name of GSC Group, as listed on Schedule A hereto; (ii) “Initial Business Combination” shall mean the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination, of one or more businesses or assets in connection with which the Company will require that a majority of the shares of Common Stock voted by the Public Stockholders are voted in favor of such acquisition and stockholders owning less than 20% of the IPO Shares exercise their conversion rights; (iii) “IPO Shares” shall mean the shares of Common Stock underlying the Units issued in the IPO; and (iv) “Public Stockholders” shall mean purchasers of Common Stock in the IPO or in the secondary market, including any of the Company’s officers or directors or their affiliates, including the undersigned, to the extent that they purchase or acquire Common Stock in the IPO or the secondary market.

The undersigned acknowledges and understands that the Company and the Underwriters will rely upon the agreements, representations and warranties set forth herein in proceeding with the IPO.  Nothing contained herein shall be deemed to render the Underwriters a representative of, or a fiduciary with respect to, the Company, its stockholders, or any creditor or vendor of the Company with respect to the subject matter hereof.

This letter agreement shall be binding on the undersigned and its successors and assigns. This letter agreement shall terminate on the earlier of (i) the consummation of an Initial Business Combination and (ii) [        ], 2009 [24 months from the effective date of the Registration Statement]; provided that such termination shall not relieve the undersigned from liability for any breach of this agreement prior to its termination.

This letter agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction.

No term or provision of this letter agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the party against whom such amendment, change, waiver, alteration or modification is to be enforced.

[Signature Page Follows]

GSC GROUP, INC.

By:	_____________________
Name:
Title:

Accepted and agreed: GSC ACQUISITION COMPANY

By:	_______________________
Name:
Title:

Schedule A

GSC Group, Inc.
GSCP (NJ), Inc.
GSCP (NJ), L.P.
GSCP (NJ) Holdings, L.P.
GSC Secondary Interest Fund, LLC
GSCP, LLC
GSC Group Limited